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Western Asset Middle Market Income Fund Inc.

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Western Asset Middle Market Income Fund Inc. (XWMFX)

ANNOUNCES ADJOURNMENT AND RESCHEDULING OF AUGUST 28, 2020

SPECIAL MEETING OF SHAREHOLDERS

NEW YORK – (BUSINESS WIRE) – August 31, 2020. Western Asset Middle Market Income Fund Inc. (the “Fund”) announced today that the Special Meeting of Shareholders (the “Meeting”) originally scheduled for Friday, June 5, 2020 at 9:00 a.m. Eastern Time; subsequently postponed to Monday, July 6, 2020 at 11:00 a.m. Eastern Time and subsequently postponed to Friday, August 28, 2020 at 9:00 a.m. Eastern Time, has been adjourned to September 25, 2020 at 9:00 a.m. Eastern Time in order to solicit additional shareholder votes. As previously announced, in light of public health concerns regarding the coronavirus pandemic, the Meeting will be held in a virtual meeting format only. The Meeting will be accessible solely by means of remote communication.

In addition, as described in the press release issued July 10, 2020, the Board of Directors of the Fund had set a new record date of July 20, 2020 for determining those stockholders of the Fund entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. As described in the proxy materials for the Meeting previously distributed, the Board of Directors of the Fund had originally fixed the close of business on March 9, 2020 as the record date.

For the Fund, the Meeting will be held at the following Meeting website: http://www.meetingcenter.io/230290071. To participate in the Meeting, shareholders of the Fund must enter the following password: LMP2020. Shareholders must also enter the control number found on their proxy card. Please note that shareholders will have received an updated control number relating to the July 20, 2020 record date. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting. We encourage you to access the Meeting site prior to the start time to allow ample time to log into the Meeting webcast and test your computer system. Accordingly, the Meeting site will first be accessible to shareholders beginning at approximately 9:00 a.m. Eastern Time on September 24, 2020. For questions relating to participation at the Meeting by remote communication, please call (888) 888-0151.

If shares are held through an intermediary, such as a bank or broker, shareholders must register in advance to attend the Meeting. To register shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services. Shareholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m. Eastern Time on September 23, 2020. Shareholders will receive a confirmation email from Computershare Fund Services of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, the Fund urges shareholders to authorize a proxy to vote the shareholder’s shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, the Fund has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Shareholders are advised to read the Fund’s proxy statement because it contains important information. The proxy statement is available on the Internet at https://www.proxy-direct.com/leg-31534. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in date and time and may continue to be used to vote your shares in connection with the Meeting. The proxy statement and other documents filed by the Fund are also available for free on the SEC website, www.sec.gov.

This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on such Fund’s current plans and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the SEC. An investment in the Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Any data and commentary provided in this press release are for informational purposes only.

For more information, please call Investor Relations: 1-888-777-0102, or consult the Fund’s website at www.lmcef.com. The information contained on the Fund’s website is not part of this press release. Hard copies of the Fund’s complete audited financial statements are available free of charge upon request.

Category: Fund Announcement

Media Contact: Fund Investor Services-1-888-777-0102

Source: Franklin Resources, Inc.